Exhibit 10.2

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of October 15, 2025, is by and among: (1) Tiansui Xinyuan Technology (Shanghai) Co., Ltd. (天遂芯愿科技（上海）有限公司), a PRC limited liability company (the “Buyer”), (2) Pixelworks Semiconductor Technology Company, LLC, an Oregon limited liability company (“PX Seller”, or the “Seller Representative”); (3) Pixelworks, Inc., an Oregon corporation (“PX Parent”); and (4) Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (逐点半导体（上海）股份有限公司), a PRC company limited by shares (the “Company”).

The Buyer, PX Seller, PX Parent and the Company are sometimes each individually referred to herein as a “Party” and collectively referred to herein as the “Parties.” Capitalized terms used but not defined in this Amendment have the meanings given to them in the Share Purchase Agreement.

RECITALS

WHEREAS, the Buyer, the PX Seller, the PX Parent, the Company, and certain other parties thereto entered into that certain Share Purchase Agreement on the date hereof (the “Share Purchase Agreement”), pursuant to which the Sellers agreed to sell and transfer to the Buyer, and the Buyer agreed to accept and acquire, the Purchased Shares.

WHEREAS, pursuant to Section 9.11 and Section 9.17 of the Share Purchase Agreement, the Parties desire to amend the Share Purchase Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

AGREEMENT

1	Amendment to the Share Purchase Agreement.

1.1 Recital 1.3 of the Share Purchase Agreement is hereby amended and restated as follows:

“1.3 Payment of the Purchase Price. In consideration for the purchase of the Purchased Shares, at the Closing:

(a) the Buyer shall pay to each Seller, the Purchase Price (only with respect to the Seller Representative, net of the Transaction Expenses to be paid or caused to be paid by the Buyer on behalf of the Seller Representative and the Company in accordance with Section 1.3(b), provided that the Transaction Expenses to be reimbursed by the Buyer in accordance with Section 9.15 shall not be netted off), which is denominated in RMB, in accordance with the Consideration Allocation Schedule, by wire transfer of immediately available funds (A) in RMB to an offshore account specified by each of PX Seller and Chunhe Hong Kong Limited; and (B) in RMB, to an account specified by each of the other Sellers, provided that in any case each Seller shall provide written wire instructions specifying its bank account information at least ten Business Days prior to the Closing; and

(b) the Buyer shall pay or caused to be paid, any unpaid Transaction Expenses on behalf of the Seller Representative and the Company in accordance with the wire instructions provided by the Seller Representative specifying the amount of the Transaction Expenses at least ten Business Days prior to the Closing.”

1.2 Section 9.15 of the Share Purchase Agreement is hereby amended and restated as follows:

“9.15 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents, the compliance herewith and therewith and the Transactions, including all fees and expenses of its Affiliates, provide that the Transaction Expenses incurred by or on behalf of the Acquired Companies shall be borne by the Seller Representative, provided further that, at, and subject to, the Closing, the Buyer shall reimburse the Seller Representative of the Transaction Expenses incurred in an amount equal to the lower of: (i) 20% of the Transaction Expenses, and (ii) USD 1,100,000.”

1.3 Definition of the “Transaction Expenses” under the Share Purchase Agreement is hereby amended and restated as follows:

““Transaction Expenses” means all of the fees and expenses incurred by or on behalf of any of the Seller Representative, the Acquired Companies or their respective Subsidiaries or Affiliates in connection with seeking to enter into the Transactions and the negotiation, documentation and consummation of the Transactions, including all fees, expenses, disbursements, bonuses, and other similar amounts paid to attorneys, financial advisors, accountants and other advisors or Persons.”

2	General Provisions

2.1 No Further Changes. Except as is specifically provided herein, this Amendment will not be deemed to amend, modify or waive any provision of the Share Purchase Agreement. The Share Purchase Agreement, as modified herein, is in all respects ratified and confirmed, and the terms, covenants and agreements therein, as modified herein, will remain in full force and effect.

2.2 Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder will be in accordance with Section 9.7 (Notices) of the Share Purchase Agreement.

2.3 Entire Agreement. This Amendment, together with the Share Purchase Agreement, the Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, negotiations, agreements, discussions or representations among the Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

2.4 Severability. If any provision of this Amendment or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the greatest extent possible.

2.5 Confidentiality; Governing Law; Dispute Resolution; Counterparts. The terms and conditions of Section 5.6(a) (Public Announcements; Confidentiality), Section 9.8 (Governing Law; Dispute Resolution), and Section 9.5 (Counterparts) of the Share Purchase Agreement are incorporated into this Amendment by reference as if set forth herein, mutatis mutandis.

2.6 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties to the Share Purchase Agreement and their respective successors and permitted assigns.

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Signature page follows.]

Signature Page to Amendment Agreement

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment Agreement as of the date first written above.

Signature Page to Amendment Agreement